EXHIBIT 99.5

RELEASE

THIS RELEASE (this “Release”) dated March 22, 2018, by and between iMine Corporation, a Nevada corporation formerly known as Diamante Minerals, Inc. (the “Company”), and Chad Ulansky (“Ulansky,” and, together with the Company, the “Parties” and each, a “Party”).

WHEREAS, prior to March 16, 2018, Ulansky served as sole director, chief executive officer, president and secretary of the Company; and

WHEREAS, on March 16, 2018, Ulansky resigned as a director and officer of the Company; and

WHEREAS, on October 16, 2014, the Company and Ulansky entered into an employment agreement, which, together with the deferred share unit plan dated October 16, 2014, is referred to as the “Employment Agreement”; and

WHEREAS, the Company has outstanding obligations to Ulansky pursuant to the Employment Agreement and otherwise; and

WHEREAS, the Company is willing to issue to Ulansky, as full compensation for and in full satisfaction and settlement of any obligations which the Company has or may have to Ulansky, his family members and his affiliates, as defined in the rules of the Securities and Exchange Commission (“SEC”), 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share; and

WHEREAS, Ulansky is willing to accept the Shares in full satisfaction and settlement of any obligation the Company has or may have to Ulansky, his family members and his affiliates; and

WHEREAS, Ulansky agrees to release the Company from any claim he has or may have against the other Party;

WHEREFORE, the parties do hereby agree as follows:

1. The Employment Agreement is hereby terminated with neither Party having any obligation to the other thereunder.

2. The Company agrees that, within ten business days from its receipt of this Release, executed by Ulansky, instruct its transfer agent to issue the Shares in the name of Ulansky. The Shares will be delivered to Ulansky at the address set forth on the signature page of this Agreement. Ulansky represents that he is an accredited investor, as defined in Rule 501 of the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Ulansky further acknowledges that the Company has made no representations or warranties to Ulansky with respect to its business, financial condition, prospects or the market or market price for the Company’s common stock and he further understands that the Shares are restricted securities, as defined in Rule 144 of the SEC pursuant to the Securities Act. The certificate for the Shares will bear the Company’s standard restricted stock language. Ulansky will not transfer the Shares or any interest therein except pursuant to an exemption from the registration requirements of the Securities Act, and, in connection with any transfer, will provide the Company with an opinion of counsel reasonably acceptable to the Company as to the availability of an exemption. Ulansky is acquiring the Shares for his own account, for investment and not with a view to the sale or distribution thereof.

3. Ulansky hereby represents and warrants that (a) neither he nor any of his family members or affiliates holds any lien or any encumbrance of any kind on any assets of the Company and, to the extent that he may be deemed to hold such a lien or encumbrance, Ulansky hereby releases any lien and encumbrance he may have, and (b) neither he nor any of his family members or affiliates is a party to any agreement with the Company other than the Employment Agreement and that the Company has no obligation of any kind to him, his family members and his affiliates other than pursuant to the Employment Agreement.

4. Ulansky will at his cost and expense, return to the Company any Company property which is in his possession.

5. Ulansky, on his own behalf and on behalf of his family members and affiliates, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby unconditionally and irrevocably releases and discharges the Company, and its offices, directors, counsel, predecessors, agents and employees and their respective heirs, executors, administrators, successors and assigns and from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, notes, bonds, warrants, bills, specialties, covenants, contracts, controversies, agreements, liabilities, obligations, undertakings, promises, damages, claims and demands whatsoever, whether known or unknown, suspected or unsuspected, or in law, admiralty or equity, against them or any of them which Ulansky and his heirs, executors, administrators, successors and assigns ever had, now have or in the future can, shall or may have, for, upon or by reason of any matter, cause or thing arising from the beginning of the world to the date of this Release, except for any obligation of the Company pursuant to Section 2 of this Release.

6. Each Party agrees to execute and deliver such other documents, and do such other acts and things, as the other Party may reasonably request for the purpose of carrying out the intent of this Release.

7. This Release may not be amended, supplemented, or otherwise modified except in a writing signed by the person against whose interest such change will operate.

8. All matters relating to or arising out of this Release will be governed by and construed and interpreted under the laws of the State of Nevada, without regard to conflicts of laws principles that would require the application of any other law.

9. Ulansky represents and warrants that he is authorized to execute this Release on behalf of his family members and affiliates.

10. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[Signatures on following page]

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IN WITNESS WHEREOF, each of the Parties has executed and delivered this Release as of the date first written above.

Address	Signature
iMine Corporation	IMINE CORPORATION
8520 Allison Pointe Blvd Ste. 223 #87928
Indianapolis, Indiana 46250	By:	/s/ Daniel Tsai
Email: danielt@iminecorp.com		Daniel Tsai, Chief Executive Officer

/s/ Chad Ulansky
Chad Ulansky

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